Exhibit 10.1

Execution Version

ENERGY XXI LTD

FIFTH AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

September 13, 2016

This Fifth Amendment to the Restructuring Support Agreement1 (this “Amendment”), is entered into by and among: (i) the Debtors; and (ii) the Restructuring Support Parties. This Agreement collectively refers to the Debtors and the Restructuring Support Parties as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Parties desire to amend the Restructuring Support Agreement to modify certain Milestones;

WHEREAS, Section 4 of the Restructuring Support Agreement permits the extension of a Milestone with the express prior written consent of the Majority Restructuring Support Parties;

WHEREAS, Section 28 of the Restructuring Support Agreement permits modifications, amendments, or supplements to the Restructuring Support Agreement with the prior written consent of the Debtors and the Majority Restructuring Support Parties; and

WHEREAS, on July 15, 2016, the Court entered the Order (A) Approving the Disclosure Statement and the Form and Manner of Service Related Thereto, (B) Setting Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan, and (C) Granting Related Relief [Docket No. 805] (the “Disclosure Statement Order”);

WHEREAS, on July 18, 2016, the Debtors filed the solicitation version of the Third Amended Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 809] (the “Disclosure Statement”) and the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 810] (the “Plan”);

WHEREAS, following the filing of the Disclosure Statement and the Plan, the independent directors of EGC and EPL (together, the “Independent Directors”) have continued to review all material pleadings filed in the Debtors’ chapter 11 cases in connection with confirmation of the Plan, all expert reports submitted in connection with confirmation of the Plan, and to engage in extensive discussions with their respective advisors and the Debtors’ advisors with respect to the foregoing;

[1]	“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated April 11, 2016, by and among the Debtors and the Restructuring Support Parties, as amended by the First Amendment to the Restructuring Support Agreement, dated May 16, 2016, the Second Amendment to the Restructuring Support Agreement, dated June 28, 2016, the Third Amendment to the Restructuring Support Agreement dated July 28, 2016, the Fourth Amendment to the Restructuring Support Agreement dated August 19, 2016, and as may be further amended, modified, or supplemented, from time to time. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Restructuring Support Agreement.

WHEREAS, on September 8, 2016, the Debtors, the first lien agent, the ad hoc committee of Second Lien Noteholders, the ad hoc committee of EGC Unsecured Noteholders, the indenture trustee for the EGC Unsecured Noteholders, the ad hoc group of EPL Unsecured Noteholders, the indenture trustee for the EPL Unsecured Noteholders, and the official committee of unsecured creditors attended an in-person settlement meeting during which no agreement was reached to amend the Plan;

WHEREAS, following the filing of the Disclosure Statement and the Plan, the Debtors, in consultation with the Independent Directors and their respective Boards, have continued to engage in extensive, good-faith, arms’ length negotiations with the Restructuring Support Parties on the terms of the Plan;

WHEREAS, as a result of these negotiations, the Parties decided to amend the Restructuring Support Agreement as set forth in this Amendment;

WHEREAS, this Amendment has the support of the Parties and the Independent Directors;

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1.           Amendment Effective Date. This Amendment shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date that this Agreement has been executed by all of the Parties. Following the effective date of this Amendment, whenever the Restructuring Support Agreement is referred to in any agreements, documents, and instruments, such reference shall be deemed to be to the Restructuring Support Agreement as amended by this Amendment.

2.           Amendment to the Restructuring Support Agreement.

(a)	Section 4(g) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than October 13, 2016, the Bankruptcy Court shall have entered an order authorizing the assumption of this Agreement (the “RSA Assumption Order”);

(b)	Section 4(i) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than October 7, 2016, the Bankruptcy Court shall have commenced the Confirmation Hearing;

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(c)	Section 4(j) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than October 13, 2016, the Bankruptcy Court shall have entered the Confirmation Order; and

(d)	Section 4(k) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than October 27, 2016, the Debtors shall consummate the transactions contemplated by the Plan (the date of such consummation, the “Effective Date”), it being understood that the satisfaction of the conditions precedent to the Effective Date (as set forth in the Plan and the Term Sheet) shall be conditions precedent to the occurrence of the Effective Date.

3.           Amendment to the Plan. No later than September 14, 2016 at 11:59 p.m. (Central Time), the Debtors will file with the Court an amended Plan, which will reflect the terms of the term sheet attached hereto as Exhibit A (the “Plan Modification Term Sheet”).

4.           Ratification. Except as specifically provided for in this Amendment, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the arties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect. Notwithstanding the effective date of this Amendment, this Amendment constitutes a valid amendment of the applicable Milestones set forth in Section 4 of the Restructuring Support Agreement, in accordance with the final paragraph of Section 4 of the Restructuring Support Agreement.

5.           Waiver of Certain Termination Rights. Nothing in this Amendment shall constitute a Restructuring Support Party Termination Event pursuant to Sub-Clause (a) of Section 7 the Restructuring Support Agreement or an individual termination right pursuant to Section 9 of the Restructuring Support Agreement, or any other breach by any of the Debtors or the Restructuring Support Parties under the Restructuring Support Agreement, including, without limitation, a breach of the Debtors’ commitments under Section 6 of the Restructuring Support Agreement.

[Signatures and exhibits follow.]

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[Signatures Pages Redacted.]

EXHIBIT A

Plan Modification Term Sheet

Execution Version

EXXI – Plan Modification Term Sheet1

I.	Changes to Current Plan Treatment:

•	Trade Claims Settlement Distribution increases from $.75 to $.90.

•	General Unsecured Claims Distribution increases from $410,000 to $850,000.

•	Each holder of a Second Lien Notes Claim receives such holder’s Pro Rata share of:

o	on account of such holder’s Secured Second Lien Notes Claim, (a) on the Effective Date, 86.9% of the New Equity under the Plan, subject to dilution by the Management Incentive Plan and (b) the EGC Intercompany Note Trust Distribution (as defined herein), if applicable;

o	on account of such holder’s Second Lien Notes Guaranty Claim and based on the value of purportedly unencumbered assets at EXXI (net of administrative expenses), on the Effective Date, .7% of the New Equity under the Plan, subject to dilution by the Management Incentive Plan; and

o	on account of such holder’s Second Lien Notes Deficiency Claim and based on the value of purportedly unencumbered assets at EGC and the other grantors under the Second Lien Notes (net of administrative expenses), (a) on the Effective Date, .2% of the New Equity under the Plan, subject to dilution by the Management Incentive Plan and (b) the EGC Intercompany Note Trust Distribution, if applicable.

•	Each holder of an EGC Unsecured Notes Claim receives such holder’s Pro Rata share of:

o	on account of such holder’s EGC Unsecured Notes Guaranty Claim and based on the value of purportedly unencumbered assets at EXXI (net of administrative expenses), on the Effective Date, .3% of the New Equity, subject to dilution by the Management Incentive Plan;

o	based on the value of purportedly unencumbered assets at EGC and the other grantors under the Second Lien Notes (net of administrative expenses), on the Effective Date, .1% of the New Equity under the Plan, subject to dilution by the Management Incentive Plan; and

o	the EGC Intercompany Note Trust Distribution.

•	Each holder of an EPL Unsecured Notes Claim receives such holder’s Pro Rata share of:

o	the EGC Intercompany Note Trust Distribution.

[1]	Capitalized terms used but not defined herein are used as defined in the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 810] (the “Plan”).

•	Each holder of an EXXI Convertible Notes Claim receives such holder’s Pro Rata share of, on the Effective Date, .2% of the New Equity under the Plan, subject to dilution by the Management Incentive Plan.

II.	EGC Intercompany Note Trust:

•	Definitions:

o	“EGC Intercompany Note Dispute” means all Causes of Action, as well as all applicable defenses and counterclaims, challenging: (a) the validity and enforceability of the EGC Intercompany Note and the security interests securing the EGC Intercompany Note on the grounds of: preference; recharacterization; equitable subordination; and/or fraudulent transfer; and (b) the validity and enforceability of the intercompany payables between EGC and EPL other than the EGC Intercompany Note, and with respect to clauses (a) and (b) of this paragraph, solely to the extent of Causes of Action specifically delineated in the standing motions previously filed with the Court [Docket Nos. 951 and 1035]; provided, however, that the EGC Intercompany Note Dispute shall not include any Causes of Action against any of the Released Parties.

o	“EGC Intercompany Note Trust Distribution” means the allocation of New Equity among holders of Secured Second Lien Notes Claims, Second Lien Notes Deficiency Claims, EGC Unsecured Notes Claims, and/or EPL Unsecured Notes Claims, as applicable, as determined pursuant to a Final Order entered by the Court resolving the EGC Intercompany Note Dispute. For the avoidance of doubt, the repurchased bonds shall constitute Allowed EGC Unsecured Notes Claims and Allowed EPL Unsecured Notes Claims, as applicable, and adjusted to reflect potential litigation risk, shall participate in any EGC Intercompany Note Trust Distribution, and any distributions on account thereof shall be distributed Pro Rata to the Second Lien Noteholders. Notwithstanding anything contained herein to the contrary, the EGC Intercompany Note Trust Distribution allocated to holders of Second Lien Notes Claims, EGC Unsecured Notes Claims, and/or EPL Unsecured Notes Claims may be modified, as applicable, to account for the New Equity distributed to such holders under the Plan, solely to ensure that the aggregate percentage of New Equity distributed to (i) holders of Second Lien Notes Claims does not exceed 93.2%, (ii) holders of EGC Unsecured Notes Claims does not exceed 6.6%, and (iii) holders of EPL Unsecured Notes Claims does not exceed 11.6%. For the avoidance of doubt, the EGC Intercompany Note Trust Distribution shall be subject to dilution by the Management Incentive Plan. In the event that EGC is entitled to receive any portion of the EGC Intercompany Note Trust Distribution in connection with the EGC Intercompany Note Dispute (whether by settlement, as a result of litigation, or otherwise), holders of Second Lien Notes Claims shall receive their Pro Rata share of 46.6% of the EGC Intercompany Note Trust Distribution allocable to EGC and holders of EGC Unsecured Notes Claims shall receive their Pro Rata share of 53.4% of the EGC Intercompany Note Trust Distribution allocable to EGC.

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•	11.6% of the New Equity will be deposited into a trust (the “EGC Intercompany Note Trust”) and distributed in accordance with the EGC Intercompany Note Trust Distribution.

o	Governance: Three trustees (the “Trustees”), one each appointed prior to the Effective Date by the EGC Unsecured Notes Trustee, the Second Lien Notes Trustee, and the EPL Unsecured Notes Trustee. Trustees will be indemnified solely to the extent of the assets of the EGC Intercompany Note Trust.

o	Standing to Pursue the EGC Intercompany Note Dispute: The Plan will grant derivative standing solely to (a) the trustee (the “EPL Trustee”) appointed by the EPL Unsecured Notes Trustee to commence an adversary proceeding to litigate or resolve the EGC Intercompany Note Dispute, (b) the trustee (the “EGC Trustee”) appointed by the EGC Unsecured Notes Trustee to defend this proceeding, and (c) the trustee appointed by the Second Lien Notes Trustee (the “Second Lien Trustee”) to defend this proceeding. The EGC Trustee shall be authorized to lead the litigation on behalf of the EGC Unsecured Notes Trustee and the Second Lien Notes Trustee; provided, however, that in the event the EGC Trustee elects not to lead the litigation or fails to diligently prosecute the litigation, the Second Lien Trustee shall be authorized to lead the litigation on behalf of the EGC Unsecured Notes Trustee and the Second Lien Notes Trustee.

o	Funding: On the Effective Date, $500,000 in Cash (the “Initial Trust Funding”) will be deposited in equal amounts into two separate, non-interest bearing escrow accounts to fund the respective fees and expenses of the advisors to the EGC Trustee and the EPL Trustee. Advisors to the Trustees may seek reimbursement for all reasonable services rendered and expenses incurred in excess of the Initial Trust Funding by filing applications for substantial contribution claims in accordance with the applicable provisions of the Bankruptcy Code promptly following the conclusion of the litigation (but in no event later than 30 days after the conclusion of such litigation); provided, however, that the allowance of such substantial contribution claims (a) shall reduce on a dollar for dollar basis the applicable EGC Intercompany Note Trust Distribution at Plan value and (b) shall not exceed 20% of the applicable party’s EGC Intercompany Note Trust Distribution. Section 4(d) of the Final Cash Collateral Order shall be assumed by the reorganized Debtors and applicable to the Second Lien Notes Trustee solely to the extent necessary to reimburse the advisors to the Second Lien Notes Trustee for fees and expenses incurred in connection with the EGC Intercompany Note Dispute.

o	Milestones: The Plan will establish milestones for the commencement of an adversary complaint by the EPL Trustee and for the filing of a response by the EGC Trustee or the Second Lien Trustee, as applicable, to ensure an expeditious litigation schedule and facilitate timely distributions to the holders of Allowed Claims. For the avoidance of doubt, all discovery matters and briefing shall be completed by November 15, 2016 unless such other date is established by the Court.

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o	Settlement of the EGC Intercompany Note Dispute: Unanimous consent of the three Trustees will be required to settle the EGC Intercompany Note Dispute. Any settlement in respect of the EGC Intercompany Note Dispute cannot dilute, waive, or otherwise affect the Secured Second Lien Notes Claim or the Second Lien Notes Deficiency Claim without the written consent of the Second Lien Notes Trustee.

III.	Settlements under the Plan:

•	Settlement of all issues in respect of the Second Lien Noteholders, including, without limitation, the following:

o	valuation of the Reorganized Debtors’ enterprise, including the value of any unencumbered assets;

o	any dispute regarding the application of the equities of the case exception under section 552(b) in respect of the Second Lien Prepetition Indebtedness;

o	amount of the Second Lien Prepetition Indebtedness and such holders’ Allowed Claims;

o	amount of adequate protection claims held by the Second Lien Noteholders and/or the First Lien Lenders under the Final Cash Collateral Order;

o	any dispute regarding the appropriate allocation of general and administrative costs across the Debtors’ Estates;

o	any challenges to cash transfers and the EPL note interest;

o	any challenges to transfers made by the Debtors to any related entities;

o	the releases, exculpations, and injunctions provided in the Plan;

o	Second Lien Noteholders agree not to assert any adequate protection claim; and

o	EPL funds 33% of the $90 million minimum cash requirement under the Debtors’ Exit Facility.

IV.	Additional Plan Changes:

•	The commercial tort claims held by EGC and EPL, respectively, shall constitute retained Causes of Action under the Plan and shall inure to the benefit of the Reorganized Debtors.

•	The Management Incentive Plan shall be capped at 5%.

•	The death trap shall be eliminated.

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V.	Restructuring Support Agreement

•	The Restructuring Support Agreement shall be amended promptly to provide that the Court shall have entered the Confirmation Order no later than October 13, 2016.

VI.	Support for Plan Modifications:

•	The EPL Special Committee, the EGC Special Committee, and the Ad Hoc Committee support the foregoing modifications to the Plan.

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